EXHIBIT 10.2

AMENDMENT TO CONTRACT OF EMPLOYMENT

BETWEEN:

CHENIERE LNG SERVICES, société à responsabilité limitée, registered at the Paris Company Registry under number 488 841 685, the head office of which is at 29 rue Bassano 75008 Paris and represented by Mr Charif Souki, Gérant

(hereafter Cheniere LNG Services SARL
will be referred to as "the Company")

AND :

Mr Jean ABITEBOUL of French nationality, residing at _______________

(hereafter referred to as "Mr Abiteboul" or "the Employee")

WHEREAS:

Mr ABITEBOUL was recruited by the Company under an indefinite term contract of employment with effect from 20 February 2006 as Executive Director.

In undertaking his duties, Mr ABITEBOUL is required to travel abroad, for long periods for the purposes of developing the commercial strategy and sourcing LNG supply for the Group.

In 2010 however, it became apparent that Mr ABITEBOUL's role required his frequent presence in the English office of the English branch of Cheniere Supply & Marketing, Inc.

THE FOLLOWING HAS BEEN AGREED:

Mr ABITEBOUL's contract of employment dated 20 February 2006, will be modified with effect from 30 April 2010, as follows:

Article 1 : Purpose of this amendment

With effect from 30 April 2010, Mr ABITEBOUL will be seconded by the Company to the English branch of Cheniere Supply & Marketing, Inc., for a duration of a maximum of up to twenty four months, to undertake the role set out in his contract of employment.

The parties agree that this period of twenty four months will not in any event be interpreted as a guarantee of employment for the Employee.

Any extension in the period of secondment of Mr ABITEBOUL to England in excess of the twenty four month period mentioned above shall require a separate amendment to his contract of employment.

The secondment may be terminated by the Company or by Mr ABITEBOUL with a notice period of two months.

Article 2: Situation during the secondment

During the period of his secondment, Mr ABITEBOUL will remain an employee of the Company, and no other entity shall be able to modify or terminate his contract of employment.

During the period of his secondment, Mr ABITEBOUL will continue to report to Mr Charif Souki, or such other person who succeeds him in his role and report regularly on the state of advancement of his mission.

Mr ABITEBOUL must comply with the internal rules within the Cheniere Group and in general with all instructions which are given to him in terms of health and safety.

Article 3 : Place and duration of work

During the secondment period, Mr ABITEBOUL will undertake his role at the head office of the English branch of Cheniere Supply & Marketing Inc. in London.

Within the scope of his role, he may however be required to travel within or outside of Europe.

Mr ABITEBOUL's working time shall be in accordance with his contract of employment and in compliance with French law and public order provisions relating to working time in England.

Article 4 : Basic remuneration

In order to take account of the time which Mr ABITEBOUL may pass abroad in the interests of the Company for the development needs of the Company and in carrying out the commercial strategy and sourcing LNG supply for the Group and given the constraints and particular inconveniences linked to working abroad, requiring regular trips outside of France, prior to 29 April 2010 Mr ABITEBOUL was entitled to an expatriation indemnity in addition to his basic salary.  For the period from 1 January to 29 April 2010, the level of this expatriation indemnity was therefore 4,450.00 (four thousand four hundred and fifty) euros per month and the basic salary was 15,027.08 euros (fifteen thousand and twenty seven euros and eight centimes) per month.

It is agreed that from 30 April 2010 Mr ABITEBOUL shall no longer receive an expatriation indemnity and his basic salary shall be increased with effect from 30 April 2010 to EUR 233,725 per annum, such sum being paid in equal monthly instalments of EUR 19,477.08.

Mr ABITEBOUL's remuneration is agreed taking account of his responsibilities and remunerates the time worked by Mr ABITEBOUL, subject to any contrary public order provisions under English law.

The remuneration paid to Mr ABITEBOUL is subject to the necessary deductions required by law.
A sum equivalent to the monthly euro value of this basic salary will be paid by Cheniere Supply & Marketing, Inc. in Pounds Sterling on a monthly basis into a bank account open for such purpose for Mr ABITEBOUL.

Article 5 : Aid with mobility

5.1 Housing costs for the Employee in England

The parties recognise that the new organisation of Mr ABITEBOUL's role and his secondment to England on a full-time basis will mean that the Employee must find temporary accommodation in England.

In this regard, subject to Mr ABITEBOUL effectively looking for fixed accommodation, Cheniere Supply & Marketing, Inc. will pay to the relevant Landlord for Mr Abiteboul a contribution of a total sum in Pounds Sterling, which is intended to cover expenses relating to Mr Abiteboul's temporary housing, during the secondment, which sum shall not exceed the Euro equivalent of a maximum of EUR 200,000 per annum (the "Housing Allowance").

In addition, at the commencement of the secondment period, Cheniere Supply & Marketing, Inc. will pay to Mr ABITEBOUL reasonable installation costs on presentation of receipts.

The sums paid to Mr ABITEBOUL by way of housing expenses are subject to the relevant social security and other deductions as required by law.

For the avoidance of doubt, the amounts paid to Mr ABITEBOUL under clauses 5.1, 5.2 and 5.3 will not be taken into account for the purposes of calculating his remuneration for the purposes of other payments to Mr ABITEBOUL, including (without limitation) the calculation of  bonus payments, contributions to retirement plans, payments on change of control, termination payments etc.

5.2 Tax equalisation

Cheniere Supply & Marketing, Inc. will also pay to Mr ABITEBOUL the sum of the Pounds Sterling equivalent value of EUR 200,000 minus the Euro equivalent of the Housing Allowance per annum by way of a contribution to a tax equalisation payment.

5.3 Taxes

Cheniere Supply & Marketing, Inc. will pay the reasonable costs incurred by Mr ABITEBOUL in engaging an accountant to assist him in the preparation of his tax declarations of revenue as required in the UK and France on presentation of an invoice.

In general, Mr ABITEBOUL remains responsible for all final declarations and the payment of taxes.

Article 6 : Social protection / benefits in kind

To the extent compatible with the European regulations in force as at the date of signature of this amendment, and during the period of his secondment, Mr. Abiteboul will be affiliated to the U.K. state social security scheme for purposes of U.K. National Insurance contributions, and the Company will take reasonable steps to ensure that Mr ABITEBOUL will be affiliated to the French State basic pension via a voluntary registration with the CFE (“Caisse des Français à l’Etranger”). He will continue to benefit from the complementary pensions ARRCO & AGIRC and from the PEE and PERCO plans implemented by the Company.

Mr ABITEBOUL will also be affiliated to the CFE for health insurance-disability and work-related accident.

The contributions to the schemes above will be calculated on Mr ABITEBOUL’s basic remuneration within the limit of applicable ceilings.

Mr ABITEBOUL will bear 40% of the CFE contributions. He will contribute to the complementary pension funds ARRCO & AGIRC and to the PEE and PERCO in the same way as if he had continued to work in France.

The relevant retirement contribution shall be calculated pursuant to French law and the employee part of such charges shall be deducted as necessary from the remuneration.

Mr ABITEBOUL will be provided with a complementary private health insurance plan, and a complementary plan covering incapacity to work, disability and death, subject to the terms of the relevant Group plan. The contributions to these plans will be split between Mr ABITEBOUL and the company in the same way as if he had continued to work in France.

Article 7 : Paid holidays

Mr ABITEBOUL will benefit from holiday as provided for under French law, subject to any public order provisions under English law.

Article 8 : Termination of the secondment by Cheniere Supply & Marketing, Inc./ the Company / Situation on the return from secondment / Resignation by the Employee

8.1 Termination of the secondment by Cheniere Supply & Marketing, Inc./ by the Company

If Cheniere Supply & Marketing, Inc. cannot continue to receive the Employee as seconded until the end of the secondment, the Employee will be repatriated by the Company and the costs of repatriation will be paid by the Company subject to the rules in place within the Group and on presentation of receipts (removal and travel costs).

On his return, the Employee will return to the previous role which he occupied before his secondment, in the conditions set out by his contract of employment.  His remuneration will be equal to that provided for in article 4 paragraph 1 of this amendment as may be amended from time to time by consent, it being understood that the additional benefits linked to the secondment abroad and in particular the benefits set out in article 5, will no longer be applicable.

However, the place of work within France may be amended within the Paris Region.

8.2 Resignation by the Employee

If Mr ABITEBOUL resigns from his post within the Company, thus terminating his secondment and his contract of employment with the Company, the costs of his repatriation will not be paid by the Company.

In such case, Mr ABITEBOUL will also be required, subject to the Company agreeing otherwise, to respect his notice period of three (3) months, as set out in the contract of employment dated 20 February 2006.

Article 9: Applicable law and jurisdiction

This amendment is subject to French law, subject to any international public order provisions.

In the event of any disputes concerning the interpretation, execution or termination of this Amendment, the parties agree to bring any claims before the French Courts.

All other terms of the contract of employment remain unchanged.

Signed at

On

In three copies.

/s/ Charif Souki	/s/ Jean Abiteboul
For the Company*
Mr Charif Souki	Mr ABITEBOUL*

In the presence of Cheniere Supply & Marketing, Inc.

* Faire précéder de la mention lu et approuvé